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$32,336.50                                                     November 1, 1997

                                 PROMISSORY NOTE

FOR VALUE RECEIVED, EAST COAST OPTIONCARE, INC., formerly known as Nick's Health Care, Inc., a Florida corporation (hereinafter referred to as "Maker"), promises to pay to the order of OPTION CARE, INC., a California corporation (hereinafter referred to as "Holder"), or to the registered holder, in the manner set forth below, the principal sum of Thirty-Two Thousand Three Hundred Thirty-Six Dollars and Fifty Cents ($32,336.50) plus accrued interest from the date hereof on the balance of the Principal remaining from time to time unpaid at the rate of fifteen percent (15%) per annum compounded annually.

The Principal amount of this Note together with interest accrued thereon shall be due and payable in 15 equal monthly installments of $2,377.59, with the first installment due and payable December 1, 1997 and each installment due on the first day of each month thereafter (the "Due Date").

Occurrence of one or more of the following events shall constitute an "Event of Default:"

A. Failure of the Maker to pay any installment due under this Note where such failure has continued for a period of ten (10) days after any Due Date;

B. At any time, (i) commencement by the Maker of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted or any other applicable federal or state bankruptcy, insolvency or other similar law, (ii) consent by the Maker to the appointment of a receiver, trustee, custodian, sequestrator or other similar official for the Maker or any substantial part of its property, or to the taking possession by any such official of any substantial part of the property of the Maker, or (iii) making by the Maker of any assignment for the benefit of creditors generally; or

C. Termination of the Maker's Franchise Agreement with Option Care, Inc.

Upon the occurrence of an Event of Default under clause (A), (B), or (C), the Holder may, at its option, declare the entire unpaid Principal balance of the Note and all accrued interest thereon to be due and payable.

If, at any time, the applicable interest rate hereunder is deemed by any competent court of law, governmental agency, board, commission or tribunal, to exceed the maximum rate of interest permitted by applicable law, then, for such time as the applicable interest rate hereunder would be deemed excessive, such interest rate shall be suspended and this Note shall bear interest at the maximum rate permissible under such applicable law, but thereafter, the former applicable interest rate hereunder shall be reinstated.
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All payments of Principal and interest hereunder shall be payable in lawful money of the United States of America at the offices of Holder located in the State of Illinois or at such other place as the Holder hereof may designate in writing to the Maker. If any payment of principal or interest hereunder shall become due on a Saturday, Sunday or business holiday under the laws of the State of Illinois or the United States of America, such payment shall be made on the next succeeding business day and such extension shall be included in computing any interest in respect of payment.

This Note may be prepaid in whole or in part at any time or from time to time without premium or penalty. All payments hereunder shall be applied first to interest on the unpaid balance hereunder at the rate herein specified and then to installments of principal in the inverse order of the maturity thereof.

The Maker agrees to pay, promptly and on demand by the Holder, all costs of collection and all reasonable attorneys' fees paid or incurred by the Holder in enforcing any of the Holder's rights hereunder. The maker waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assents to any extension or postponement of the time of any payment or any indulgence to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondary liable.

This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois.

The Holder's failure to assert or any delay in asserting any right or remedy provided herein shall not operate as a waiver of such right or remedy, nor shall any partial exercise preclude full exercise of any such right or remedy.

This Note shall be binding upon the legal representatives, successors and assigns of Maker and shall inure to the benefit of the legal representatives, successors, heirs and assigns of the Holder.

ATTEST:
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FRANCHISE OWNER:
EAST COAST OPTION CARE, INC.,
F/K/A NICK'S HEALTH CARE, INC.

By:
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Name:
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Its:
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